UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 27, 2024

Bluejay Diagnostics, Inc.

(Exact Name of Registrant as Specified in its Charter)

delaware	001-41031	47-3552922
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

360 Massachusetts Avenue, Suite 203

Acton, MA 01720

(Address of principal executive offices and zip code)

(844) 327-7078

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BJDX	The Nasdaq Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement.

On June 27, 2024, Bluejay Diagnostics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (the “Underwriter”), in connection with a firm commitment underwritten public offering (such transaction, the “Offering”) of 5,368,098 units (“Units”), each Unit consisting of one share of the Company’s common stock, par value $0.0001 per share, two Class C warrants each to purchase one share of common stock (each, a “Class C Warrant”) and one Class D Warrant to purchase such number of shares of common stock as determined in the Class D Warrant (each, a “Class D Warrant”). The Underwriter partially exercised its over-allotment option with respect to an additional 678,674 Class C Warrants and 339,337 Class D Warrants.

Purchasers of Units whose purchase would otherwise have resulted in the purchaser’s beneficial ownership exceeding 4.99% of the Company’s outstanding common stock immediately following the consummation of the offering were able to purchase Units consisting of one prefunded warrant (in lieu of one share of common stock, each a “Prefunded Warrant”), two Class C Warrants and one Class D Warrant. Subject to limited exceptions, a holder of Prefunded Warrants does not have the right to exercise any portion of its Prefunded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. Each Prefunded Warrant is exercisable for one share of common stock. The purchase price of each Unit including a Prefunded Warrant is equal to the price per Unit including one share of common stock, minus $0.0001, and the remaining exercise price of each Prefunded Warrant equals $0.0001 per share. The Prefunded Warrants are immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Prefunded Warrants are exercised in full. For each Unit including a Prefunded Warrant (without regard to any limitation on exercise set forth therein), the number of Units including a share of common stock we offered decreased on a one-for-one basis.

The Units have no stand-alone rights and are not be certificated or issued as stand-alone securities. The Class C Warrants are not exercisable unless and until Warrant Stockholder Approval (defined below) occurs. The Class C Warrants have an initial exercise price of $1.96 per share of common stock, and will expire five (5) years from the date of Warrant Stockholder Approval, if it occurs. Each Class D Warrant will be exercisable immediately. The exercise price and number of shares of common stock issuable under the Class D Warrants are subject to adjustment as described in the Class D Warrant (including as a result of Warrant Stockholder Approval occurring).

Beginning on the date of the Warrant Stockholder Approval, if it occurs, the Class C Warrants will contain a reset of the exercise price to a price equal to the lesser of (i) the then exercise price and (ii) the lowest volume weighted average price (VWAP) during the period commencing five (5) trading days immediately preceding and the five (5) trading days commencing on the date we effect any reverse stock split in the future, with a proportionate adjustment to the number of shares underlying the Class C Warrants occurring, in each case subject to a floor price. In addition, beginning on the date of the Warrant Stockholder Approval, if it occurs, the Class C Warrants will provide for with certain exceptions, an adjustment to the exercise price and number of shares underlying the Class C Warrants upon our issuance of our common stock or common stock equivalents at a price per share that is less than the initial exercise price of the Class C Warrant.

The Class D Warrants will be exercisable immediately. The exercise price and number of shares of common stock issuable under the Class D Warrants are subject to adjustment based on the weighted average price of our common stock over a rolling five (5)-trading day period, subject to certain floor prices in accordance with the terms of the Class D Warrants.

The adjustment provisions described in the above paragraph included in the Class C Warrants and Class D Warrants will be available, in some cases, only upon receipt of such stockholder approval to permit the adjustment provisions described in the above paragraph included in the Class C Warrants and Class D Warrants (the “Warrant Stockholder Approval”). In the event that the Company is unable to obtain the Warrant Stockholder Approval, the Class C Warrants will not be exercisable and certain adjustment provisions described in the above paragraph included in the Class D Warrants will not be effective, and therefore the Class C Warrants and Class D Warrants may have substantially less value.

The common stock and Prefunded Warrants were sold in the offering only with the accompanying Class C Warrants and Class D Warrants that are part of a Unit, but the components of the Units are immediately separable and have been issued separately.

The Offering closed on June 28, 2024. Of the 5,368,098 Units sold in the offering, 577,073 were issued with shares of common stock and 4,791,025 were issued with Prefunded Warrants. 1,443,025 Prefunded Warrants were exercised on the day of close.

The Company intends to use the net proceeds from the offering to (i) repay $2.3 million in outstanding debt that will be due and payable upon consummation of the offering and (ii) fund matters related to obtaining FDA approval (including clinical studies related thereto), as well as for other research and development activities, and for general working capital needs.

The Shares, the Prefunded Warrants, the Class B Warrants and the Class D Warrants and the shares of common stock issuable upon the Prefunded Warrants, the Class B Warrants and the Class D Warrants described above, were offered by the Company pursuant to a Registration Statement on Form S-1 (File No. 333-280253), as amended, initially filed on June 17, 2024 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and declared effective on June 26, 2024.

The Underwriting Agreement contains customary representations and warranties, indemnification rights, agreements and obligations, conditions to closing and termination provisions. Under the terms of the Underwriting Agreement, the Underwriter received an underwriting discount of 8.5% to the public offering price for the Units. In addition, the Company agreed to (a) pay a non-accountable expense allowance to the Underwriter of $75,000 and (b) to reimburse the Underwriter for certain out-of-pocket expenses, including, but not limited to, up to $170,000 for reasonable legal fees and disbursements for the Underwriter’s counsel.

The foregoing descriptions of terms and conditions of the Underwriting Agreement, the Prefunded Warrants, the Class C Warrants and the Class D Warrants, do not purport to be complete and are qualified in their entirety by the full text of the Underwriting Agreement, the form of the Prefunded Warrant, and the forms of the Class C Warrants and Class D Warrants, which are attached hereto as Exhibits 1.1, 4.1, 4.2, and 4.3, respectively, and are hereby incorporated by reference herein.

Item 8.01. Other Events.

On June 27, 2024, the Company issued a press release announcing the pricing of the Offering. On June 28, 2024, the Company issued a press release announcing the closing of the Offering. Copies of the press releases are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
1.1	Underwriting Agreement
4.1	Form of Prefunded Warrant
4.2	Form of Class C Warrant
4.3	Form of Class D Warrant
99.1	Press Release dated June 27, 2024
99.2	Press Release dated June 28, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEJAY DIAGNOSTICS, INC.

Date: June 28, 2024	By:	/s/ Neil Dey
		Name:	Neil Dey
		Title:	Chief Executive Officer

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